 Exhibit 99.1

Breitburn Energy Partners Announces $1 Billion Strategic Investment by

EIG Global Energy Partners

Anchors Comprehensive Plan to Materially Enhance Liquidity, Visibility, and Strategic Capability

•	Investment consists of $350 million of perpetual convertible preferred equity and $650 million of senior secured notes
•	Amending credit facility to reset borrowing base at $1.8 billion through April 2016
•	Resetting common unit distribution at $0.50 per unit on an annualized basis
•	Adding Kurt Talbot, Vice Chairman of EIG, to Breitburn’s Board of Directors

LOS ANGELES, March 29, 2015 – Breitburn Energy Partners LP (NASDAQ:BBEP) and EIG Global Energy Partners (“EIG”) today announced definitive agreements whereby Breitburn will sell $350 million of perpetual convertible preferred units and $650 million of senior secured notes in simultaneous private offerings to investment funds managed by EIG, and other purchasers. These offerings are expected to close on April 8, 2015, subject to the approval of an amendment to Breitburn’s senior credit facility and satisfaction of other customary closing conditions.

“We are pleased that EIG, a preeminent, global, energy-focused investment firm, has decided to make a sizable strategic investment in Breitburn. We view the investment as an endorsement of the quality of our diversified asset portfolio and future growth prospects,” said Hal Washburn, Chief Executive Officer of Breitburn. “The series of actions announced today bolster our financial flexibility and align us with an experienced energy investor partner to help execute our vision and avail ourselves of strategic opportunities as they arise. This transaction provides valuable pro forma excess liquidity for Breitburn and gives us the ability to opportunistically pursue strategic acquisitions in the current depressed commodity price environment. Through our 27-year history, we have emerged from each prior downturn a much stronger company, and we expect to continue this track record.”

“We are excited to partner with a management team for whom we have great respect,” said R. Blair Thomas, Chief Executive Officer of EIG. “We will work with Breitburn with the goal of creating significant value and distribution growth for unitholders given the substantial liquidity our investment will provide and the growth opportunities available in the current market environment.”

The Series B Perpetual Convertible Preferred Units (“Series B Preferred Units”) will be issued at a price of $7.50, representing a premium of approximately 27% to Breitburn’s common unit closing price on March 27, 2015. The Series B Preferred Units will pay monthly distributions at a rate equal to 8% per annum, payable in cash or additional Series B Preferred Units at Breitburn’s option for the first three years, and in cash thereafter. After three years, the Series B Preferred Units will be convertible at the option of the holder, and earlier in certain limited circumstances. After three years, the Series B Preferred Units will be convertible by Breitburn under certain circumstances. The Series B Preferred Units will vote on an as-converted basis with Breitburn’s common units and will have certain other class voting rights. At close, the Series B Preferred Units will have a combined voting interest of approximately 18%.

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The Senior Secured Notes due May 2020 (the “Senior Notes”) will pay interest at the rate of 9.25% per annum.  The Senior Notes will be secured on a second-priority basis and be effectively subordinated to the extent of the value of the collateral to Breitburn’s credit facility. The Senior Notes will be effectively senior to Breitburn's existing 2020 senior notes and 2022 senior notes and any existing and future unsecured indebtedness to the extent of the value of the collateral securing the Senior Notes.   The Senior Notes are not callable prior to the third anniversary of the closing date, other than at a customary make-whole premium, and are callable at par beginning on the fourth anniversary of the closing date.  The Senior Notes do not include any financial maintenance covenants.

Breitburn expects to use the net proceeds from the private offerings of approximately $938 million to repay borrowings under its credit facility, resulting in net borrowings, at closing, of approximately $1.24 billion.

In conjunction with the private offerings, Breitburn is amending its credit facility to allow for the issuance of the Senior Notes and to establish a revised borrowing base of $1.8 billion through April 2016, subject to limited exceptions.

Simultaneously, Breitburn announced that it intends to reduce its common distribution to $0.50 per unit on an annualized basis in conjunction with these private offerings. This lower distribution rate is part of an overall plan to increase Breitburn’s liquidity and strategic flexibility for a potentially prolonged market downturn.

“This distribution reduction is a very difficult, but prudent undertaking and an important component of our comprehensive liquidity, cash flow, and value management strategy,” indicated Mr. Washburn. “We have spent the better part of the past four months carefully examining our playbook and rewriting it to deliver the highest unitholder value over the medium to long-term. The steps that we have outlined today, along with additional actions underway including meaningful reductions to our operating expenses and G&A, will substantially increase our distribution coverage and better position us for long-term value creation, as we believe we can reinvest this additional liquidity at higher rates of return in the current environment.”

Breitburn has agreed to appoint Kurt Talbot to its Board of Directors upon completion of the financing transactions with EIG.

Jefferies LLC is serving as lead placement agent and sole financial advisor to Breitburn and Credit Suisse is serving as financial advisor to EIG.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

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Kurt Talbot

Mr. Talbot is the Vice Chairman and Co-Head of the Investment Committee of EIG. From 2007 through 2014, Mr. Talbot was the Chief Investment Officer for EIG, having primary responsibility for the group’s global investment activity. Mr. Talbot first joined EIG in 1990 and played an integral role in the success of EIG’s oil and gas practice. In 2003, Mr. Talbot left EIG and joined Goldman Sachs Group, Inc., where he founded and served as head of its E&P Capital Group. In 2005, Mr. Talbot returned to EIG as Managing Director and Head of Oil and Gas. Mr. Talbot began his professional career with Trafalgar House Oil & Gas, a British independent, holding both engineering and commercial positions in Houston and London, respectively. Mr. Talbot received a B.S. in Petroleum Engineering from Louisiana State University and an M.B.A. from Texas A&M University. Mr. Talbot is a registered professional engineer in the State of Texas.

About Breitburn Energy Partners LP

Breitburn Energy Partners LP is a publicly traded independent oil and gas master limited partnership focused on the acquisition, development, and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in the following seven producing areas: the Permian Basin, Michigan/Indiana/Kentucky, Ark-La-Tex, the Mid-Continent, the Rockies, Florida, and California. See www.breitburn.com for more information.

About EIG

EIG is a leading institutional investor to the global energy sector with $14.2 billion under management as of December 31, 2014. EIG specializes in private investments in energy and energy-related infrastructure on a global basis. During its 33-year history, EIG has invested over $18.5 billion in the sector through more than 300 projects or companies in 35 countries on six continents. EIG’s clients include many of the leading pension plans, insurance companies, endowments, foundations and sovereign wealth funds in the U.S., Asia and Europe. EIG is headquartered in Washington, D.C. with offices in Houston, London, Sydney, Rio de Janeiro, Hong Kong and Seoul.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Breitburn expects, believes or anticipates will or may occur in the future are forward-looking statements, including our expectation that the credit facility will be amended and that the closing of the sale of the preferred equity and the senior secured notes will occur. The closing of the sale of the preferred equity and the senior secured notes are conditioned on both transactions closing simultaneously and on the satisfaction of conditions, including conditions that may be out of Breitburn’s control. Accordingly, there is risk that the closings may not occur. Our forward-looking statements are based on certain assumptions made by Breitburn based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict, including those which are set forth under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

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Contacts:

Antonio D’Amico

Vice President, Investor Relations & Government Affairs

or

Jessica Tang

Investor Relations Manager

(213) 225-0390

BBEP-IR

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